Exhibit 99.1

NovaBay Pharmaceuticals APPOINTS MARK M. SIECZKAREK, SOLTA MEDICAL CHAIRMAN AND CEO AND DR. MASSIMO RADAELLI, NOVENTIA PHARMA CEO TO ITS BOARD OF DIRECTORS

Combined total of over 50 Years of Healthcare Experience in Global Markets Adds Significant Depth to NovaBay’s Board

EMERYVILLE, CA – January 9, 2014 - NovaBay® Pharmaceuticals, Inc. (NYSE MKT: NBY), a clinical-stage biopharmaceutical company developing topical non-antibiotic antimicrobial products, has appointed Mark M. Sieczkarek and Dr. Massimo Radaelli to its Board of Directors.

Dr. Ron Najafi, NovaBay Chairman and Chief Executive Officer, said: “We are honored to welcome Mark and Massimo to the NovaBay Board of Directors and look forward to working with them to continue building shareholder value. Their expertise in commercialization, orphan diseases, and global product registration will prove invaluable as we move toward further commercial and clinical development of NovaBay.”

Mark Sieczkarek

Mark M. Sieczkarek was elected Chairman of the Board of Solta Medical in June 2013 and appointed Interim President and Chief Executive Officer in August 2013. Mr. Sieczkarek has been a member of the Board of Directors since July 2006. Mark has more than 18 years of leadership experience in the medical device industry and served as President and Chief Executive Officer of Conceptus, Inc. from 2003 to 2011. Previously, Mr. Sieczkarek was Senior Vice President and President of The Americas Region, responsible for the commercial operation of all Bausch & Lomb businesses in the United States, Canada and Latin America. Mark joined Bausch & Lomb in 1995 as Vice President and Controller in the Personal Products division and also served as a Vice President in Corporate Business Development. Previously, Mark held an executive level position with KOS Pharmaceuticals, several Bristol Myers-Squibb subsidiaries and Sanofi Diagnostics Pasteur. He received a MBA degree in Finance from Canisus College in Buffalo, NY., and a B.S. degree in Accounting from the State University of New York at Buffalo.

Massimo Radaelli, Ph.D.

Dr. Radaelli is Chairman, President & CEO of Noventia Pharma, a specialty pharmaceuticals company that he founded in 2009. Noventia Pharma operates in Southern Europe and offers a product portfolio of pharmaceuticals with a specialized business dedicated to treatments of rare and neglected diseases. Dr. Radaelli serves as Executive Chairman of Bioakos Pharma, a specialty pharmaceutical company based in Florence, Italy, focused in the areas of dermatology, gynecology and pediatrics. Dr. Radaelli is also a director of ARIAD Pharmaceuticals, Inc., a global cancer company, and a director of IDRI, a non-profit organization focused on neglected diseases. Prior to founding Noventia Pharma, Dr. Radaelli served as President and Chief Executive Officer of Dompé International SA, where he was responsible for the company's global sales and export activities. Dr. Radaelli received a degree in pharmaceutical sciences and a Ph.D. in clinical pharmacology from the University of Milan and an Executive Master of Business degree from Bocconi University of Milan.

About NovaBay Pharmaceuticals, Inc.: Going Beyond Antibiotics®

NovaBay Pharmaceuticals is a clinical-stage biopharmaceutical company focused on addressing the unmet therapeutic needs of the global, topical anti-infective market with its Aganocide compounds, led by auriclosene. Auriclosene is a new chemical entity invented by NovaBay that has a broad spectrum of activity against bacteria, viruses and fungi. Aganocide compounds are based on the human body’s natural immune system and the molecules involved in combating infections. Bacterial resistance to Aganocides is highly unlikely, as demonstrated in published studies. Once pathogens penetrate the body’s primary defense, the next line of defense is provided by the white blood cells. NovaBay has focused on understanding these molecules generated by the white blood cells and finding ways, by chemical modification, to allow them to be developed as therapeutic products with the potential to treat a wide range of local, non-systemic infections. NovaBay believes that Aganocides will help reduce the rise of antibiotic resistance as they begin to supplant the usage of classic topical antibiotics.

Forward-looking Statements

This release contains forward-looking statements and opinions, which are based upon management's current expectations, assumptions, estimates, projections and beliefs. These statements include, but are not limited to, statements regarding building shareholder value and the effect that Aganocides may have. The words “look forward,” “unlikely,” “believe” and “will” are intended to identify these forward-looking statements.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, risks and uncertainties relating to difficulties or delays in development, clinical trial, regulatory approval, production and marketing of the company's product candidates, unexpected adverse side effects or inadequate therapeutic efficacy of the product candidates, the uncertainty of patent protection for the company's intellectual property or trade secrets, the company's ability to obtain additional financing as necessary and unanticipated research and development and other costs. Other risks relating to NovaBay and Aganocide compounds, including risks that could cause results to differ materially from those projected in the forward-looking statements in this press release, are detailed in NovaBay's latest Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, especially under the heading "Risk Factors." The forward-looking statements in this release speak only as of this date, and NovaBay disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

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NovaBay Pharmaceuticals Contacts

Thomas J. Paulson

Chief Financial Officer

510-899-8809

Contact T. Paulson

Ana Kapor

Director, Investor Relations and Corporate Communications

NovaBay Pharmaceuticals, Inc.

510-899-8889

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